UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

January 20, 2009 (January 15, 2009)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2009, after the recommendation of the compensation committee of the Board of Directors of NeurogesX, Inc. (the “Company”), the Board of Directors approved the 2009 NeurogesX, Inc. Bonus Plan (the “Bonus Plan”). The Bonus Plan covers all Company employees subject to certain eligibility requirements, including the Company’s named executive officers (as defined in rule 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission).

Under the Bonus Plan, the target bonus for the Chief Executive Officer is 32.5% of his base salary, the target bonus for individuals at the Senior Vice President level is 25% of the individual’s base salary and the target bonus for individuals at the Vice President level is 20% of the individual’s base salary.

The amount of the 2009 target bonus to be paid to the Chief Executive Officer, each Senior Vice President and each Vice President will be determined solely on the basis of achievement of corporate goals in 2009. These goals include certain operational, regulatory, corporate partnering and financial goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: January 20, 2009	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Chief Financial Officer